Exhibit 99.1
INDEPENDENT AUDITOR’S REPORT

The Members’
Consolidated Mortgage, LLC
Las Vegas, Nevada
We have audited the accompanying balance sheets of Consolidated Mortgage, LLC (a limited liability company) as of December 31, 2004 and 2003, and the related statements of income, owners’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Consolidated Mortgage, LLC as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Aberdeen, South Dakota
January 27, 2005

CONSOLIDATED MORTGAGE, LLC
BALANCE SHEETS
DECEMBER 31, 2004 AND 2003

	2004	2003

ASSETS

CURRENT ASSETS
Cash	$1,039,908	$591,909
Receivables	—	383,766
Foreclosure receivables	—	93,093

Total current assets	1,039,908	1,068,768

Deeds of trust held for sale	2,590,540	558,482
Equipment and leasehold improvements, net	261,510	238,265
Goodwill, net of accumulated amortization	1,348,149	1,348,149

	$5,240,107	$3,213,664

LIABILITIES AND STOCKHOLDER’S EQUITY

CURRENT LIABILITIES
Accounts payable and accrued expenses	$541,790	$20,740
Due to others	99,026	—

Total current liabilities	640,816	20,740

RELATED PARTY NOTE PAYABLE	2,573,540	523,697

OWNERS’ EQUITY
Common stock, no par value; 2,500 shares authorized; 1,475 shares issued and outstanding	—	10,000
Paid in capital	—	287,538
Retained earnings (from October 30, 1997)	—	2,371,689
Members’ equity	2,025,751	—

	2,025,751	2,669,227

	$5,240,107	$3,213,664

See Notes to Financial Statements.	2

CONSOLIDATED MORTGAGE CORPORATION
STATEMENTS OF INCOME
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003
REVENUES
Loan brokerage fees	$9,110,009	$7,390,763
Service and other loan fees	1,585,128	1,392,500
Past due maturity fees	93,907	77,543
Interest, including on funds held in trust	765,326	308,684
Other	71,014	145,912

	11,625,384	9,315,402

EXPENSES
Compensation and related payroll costs	2,275,186	3,443,982
Interest, including on funds held in trust	722,949	272,300
Advertising and promotion	164,374	173,915
Appraisal and inspection	75,725	59,438
Rent	208,525	201,999
Legal and accounting	288,564	383,776
Referral and finder fees	13,110	82,372
Management fees	1,602,828	—
Consulting fees	2,077,707	33,332
Depreciation and amortization	47,331	21,978
Office	279,666	117,224
Postage and printing	152,305	105,692
Computer	302,669	68,650
Professional development	3,331	12,483
Licenses and bonds	54,832	21,991
Recording and title fees	45,034	31,900
Professional fees	92,281	69,812
Contributions	11,445	8,475
Utilities	63,481	39,566
Repairs and maintenance	34,688	21,199
Insurance	38,298	17,634
Losses and bad debts	129,527	42,034
Other	166,398	144,510

	8,850,254	5,374,262

NET INCOME	$2,775,130	$3,941,140

See Notes to Financial Statements.	3

CONSOLIDATED MORTGAGE, LLC
STATEMENTS OF OWNERS’ EQUITY
YEARS ENDED DECEMBER 31, 2004 AND 2003

					Members' Equity
	Common Stock Issued		Paid-in	Retained	Farrar	Desert
	Shares	Amount	Capital	Earnings	Trust	Capital Trust	Total

BALANCE, JANUARY 1, 2003	1,475	$10,000	$287,538	$1,430,549	$—	$—	$1,728,087

Net income	—	—	—	3,941,140	—	—	3,941,140
Dividends	—	—	—	(3,000,000)	—	—	(3,000,000)

BALANCE, DECEMBER 31, 2003	1,475	10,000	287,538	2,371,689	—	—	2,669,227

Net income through November 30, 2004	—	—	—	2,270,942	—	—	2,270,942
Dividends	—	—	—	(3,418,606)	—	—	(3,418,606)

BALANCE, NOVEMBER 30, 2004	1,475	10,000	287,538	1,224,025	—	—	1,521,563

Convert to an LLC	(1,475)	(10,000)	(287,538)	(1,224,025)	1,521,563	—	—

Transfer of interest	—	—	—	—	(380,391)	380,391	—

Net income, December 31, 2004	—	—	—	—	378,141	126,047	504,188

	—	$—	$—	$—	$1,519,313	$506,438	$2,025,751

See Notes to Financial Statements.	4

CONSOLIDATED MORTGAGE, LLC
STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2004 AND 2003

	2004	2003

OPERATING ACTIVITIES
Net income	$2,775,130	$3,941,140
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	47,331	21,978
Change in assets and liabilities
Receivables	476,859	(361,921)
Accounts payable and accrued expenses	521,050	(3,995)
Due to others	99,026	—

NET CASH FROM OPERATING ACTIVITIES	3,919,396	3,597,202

INVESTING ACTIVITIES
(Increase) decrease in notes receivable	(2,032,058)	1,068,018
Equipment acquisition	(70,576)	(190,632)

NET CASH (USED BY) FROM INVESTING ACTIVITIES	(2,102,634)	877,386

FINANCING ACTIVITIES
Increase (decrease) in related party note payable	2,049,843	(1,100,803)
Dividends paid	(3,418,606)	(3,000,000)

NET CASH USED BY FINANCING ACTIVITIES	(1,368,763)	(4,100,803)

NET CHANGE IN CASH	447,999	373,785

CASH AT BEGINNING OF YEAR	591,909	218,124

CASH AT END OF YEAR	$1,039,908	$591,909

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest, including on funds held in trust	$722,949	$272,300

See Notes to Financial Statements.	5

CONSOLIDATED MORTGAGE, LLC
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2004 AND 2003

NOTE 1 — PRINCIPAL ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES
Principal Business Activity
Consolidated Mortgage, LLC (the Company) brokers and services first and second deeds of trust for a variety of acquisition, development and construction phases of commercial and residential projects in Las Vegas, Nevada and surrounding communities. The Company also brokers residential real estate loans to homeowners in the Las Vegas area.
The Company was previously formed as a corporation. On November 29, 2004 Consolidated Mortgage, LLC was formed and all of the assets, liabilities and operations of the Company, except that the real estate loan division was transferred to another entity. The operations for the entire year have been reported in these financial statements as this change in the form of organization had no significant effect on operations of the Company. The accompanying financial statements represent the only the assets, liabilities, income and expenses of Consolidated Mortgage, LLC a majority owned subsidiary of Second James, Inc.
Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Significant Group Concentrations
Most of the Company’s loans are with residential real estate developers in the Las Vegas, Nevada area. The Company had approximately 36% of their loans with one developer.
Cash
Cash held at a financial institution exceeded federally insured limits at various times throughout the year.
Deeds of Trust Held for Sale
The Company from time to time will invest funds in a deed of trust to allow the loan to close on a timely basis. These loans are held by the Company until an investor can be identified and the Company’s interest assigned out. Deeds of trust held for sale are carried at the lower of aggregate cost or market value. These interests are sold at the Company’s cost which represents the Company’s share of the principal amount of the loan. The deeds of trust are collateralized by real estate and are generally due within a year.
Equipment and Leasehold Improvements
Equipment and leasehold improvements are stated at cost. Depreciation and amortization is computed on an accelerated method over estimated useful lives of 5-20 years.

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NOTES TO FINANCIAL STATEMENTS

Revenue Recognition
Loan brokerage fees and related costs are recognized as income and expense upon funding of the loans. Service and other loan fees are recognized upon collection. Other income is recognized when collections are made for services the Company has provided to investors.
Advertising Costs
Advertising costs are charged to expense as incurred. Advertising expense was $80,749 and $105,451 for 2004 and 2003, respectively.
Income Taxes
The Company, with the consent of its stockholder, had elected to be taxed as an S Corporation. After the transfer of the assets, liabilities and operations to Consolidated Mortgage, LLC, the Company elected to be taxed as a partnership. Both forms of organizations provide that income of the Company is taxed to the shareholders or members of the Company. As a result, no income tax liability or expense has been recorded.
Goodwill
In June 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141 (“SFAS 141”), “Business Combinations” and Statement of Financial Accounting Standard No. 142 (“SFAS 142”), “Goodwill and Other Intangible Assets.” SFAS 141 mandates the purchase method of accounting be used for all business combinations initiated after June 30, 2001, and establishes specific criteria for the recognition of intangible assets separately from goodwill. SFAS 142 addresses the accounting for goodwill and intangible assets subsequent to their acquisition. The most significant changes made by SFAS 142 are that goodwill and indefinite lived intangible assets will no longer be amortized and will be tested for impairment at least annually, thereafter. The Company adopted the provisions of SFAS 142 on January 1, 2002 and has determined that goodwill was not impaired at the date of adoption or at December 31, 2004 or 2003. The amortization provisions of SFAS 142 apply to goodwill and intangible assets acquired after June 30, 2001. With respect to goodwill and intangible assets acquired prior to July 1, 2001, the amortization provisions of SFAS 142 are effective upon adoption of SFAS 142.
Intangible assets consist only of goodwill, which was being amortized on a straight-line basis over a period of 15 years. Effective January 1, 2002, goodwill is no longer being amortized.
NOTE 2 — FUNDS HELD IN TRUST
The Company had cash held in trust in the amount of $12,169,971 and $14,016,451 at December 31, 2004 and 2003, respectively. These amounts represent investors’ cash deposited in bank accounts established by the Company and available for lending. Cash held in trust is segregated in separate bank accounts and excluded from the Company’s assets and liabilities. Arrangements relating to specific trust accounts require the maintenance of compensating balances. These accounts may be withdrawn on a day-to-day basis without restrictions; however, the bank requires that the Company maintain a daily ending balance of $125,000 in each of the applicable accounts. This requirement was satisfied substantially through the use of money market accounts.

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NOTES TO FINANCIAL STATEMENTS

NOTE 3 — NOTES RECEIVABLE
Notes receivable represent interests in deeds of trust owned by the Company in various real estate development projects. The Company expects to sell these interests and assign these deeds of trusts to other investors.
NOTE 4 — EQUIPMENT AND LEASEHOLD IMPROVEMENTS
Equipment and leasehold improvements consisted of the following at December 31, 2004 and 2003:

	2004	2003

Equipment	$254,878	$211,016
Furniture and fixtures	148,860	148,860
Leasehold improvements	50,236	50,236
Software	52,591	25,876

	506,565	435,988
Less accumulated depreciation	245,054	197,723

	$261,511	$238,265

Depreciation expense was $47,331 and $21,978 for 2004 and 2003, respectively.
NOTE 5 — RELATED PARTY BORROWINGS AND TRANSACTIONS
The Company borrows money from time to time from a related party to finance note advances on land development projects (see Note 3). At December 31, 2004 and 2003, the balances were $2,573,540 and $523,697, respectively. The balance was classified as non-current as it was to be repaid from the proceeds of the sale of the Company’s interest in the above developments. Interest expense was $574,697 and $178,012 for the years ended December 31, 2004 and 2003, respectively.
The Company entered into an agreement in 2004 with CMC Financial Services, Inc., a related entity, to provide investors for loans brokered and serviced by the Company. Fees paid to CMC Financial Services, Inc. were $1,602,828 in 2004. The Company also has an agreement with a related entity to provide management services for the Company. Management fees paid were $2,077,707 in 2004.
NOTE 6 — COMMITMENTS AND CONTINGENCIES
The Company is involved in various legal actions arising in the normal course of business. Management believes any liability arising from such claims would not be material.

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NOTES TO FINANCIAL STATEMENTS

The Company leases its office space under noncancelable operating leases. The lease expires in January 2007. The Company also has entered into equipment leases that expire from 2007 through 2009. The minimum rental commitments at December 31, 2004 under these leases are due as follows:

Years ending
December 31,
2005	$220,185
2006	220,185
2007	52,089
2008	43,246
The total rental expense included in the income statements was $163,756 and $168,245 for the years ended December 31, 2004 and 2003, respectively.
NOTE 7 — LOAN BROKERAGE AND SERVICING
During the year ended December 31, 2004 and 2003, the Company brokered 826 and 737 loans in the amounts of $368,127,500 and $228,121,524, and extended 255 and 242 existing loans in the amounts of $112,108,547 and $78,824,379, respectively.
NOTE 8 — OWNERSHIP ACTIVITY
On October 30, 1997, all of the Company’s outstanding common stock was acquired by Second James, Inc. (SJI) for $2,575,000 which exceeded the fair value of the Company’s net assets acquired and liabilities assumed on that date. The Company elected to apply “push down” accounting, a procedure which results in the new owner’s basis being reflected in the Company’s historical financial statements. In accordance with push down accounting, the Company’s net assets are adjusted to their fair values as of the date of acquisition. The excess of the purchase price over the fair value of the assets was recorded as goodwill.
On November 10, 2004 Second James agreed to sell its interest in the Company to Desert Capital TRS, a wholly owned subsidiary of Desert Capital Real Estate Investment Trust. The agreement allows Desert Capital TRS to acquire up to 100% of the outstanding equity. The agreement allows for purchases of the equity at the discretion of Desert Capital TRS over time so as to assure that Desert Capital Real Estate Investment Trust is able to comply with applicable Internal Revenue Code provision governing real estate investment trusts. As of December 31, 2004, 25% of the outstanding equity had been acquired by Desert Capital TRS.
NOTE 9 — PROFIT SHARING PLAN
The Company has established a simplified employee profit sharing plan for all employees meeting certain eligibility requirements. The Company profit sharing expense was $45,542 and $43,633 for the years ended December 31, 2004 and 2003, respectively.
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